Exhibit 3.3

Document Translation: Bret Consultores SAPI de CV.

NOTARIES 229 242 RUIZ• GARZON LIC. MARCO ANTONIO RUIZ AGUIRRE DR. ROBERTO GARZON JIMENEZ Notary No. 229 of the City of Mexico Notary No. 242 of the City of Mexico

TESTIMONY OF THE WRITING OF THE CONTRACT OF SOCIETY, BY WHICH "BRET CONSULTORES" IS CONSTITUTED, ANONYMOUS SOCIETY PROMOTER OF INVESTMENT OF VARIABLE CAPITAL, GRANTED BY MR. ALBERTO JESUS RAMIREZ REYES, RENE ALBERTO IBARRA JIMENEZ AND MARIA TERESA TATTERSFIELD YARZA. WRITING BOOK bIl 100796 3922 2021

NOTARIES 229 242 LIC. MARCO ANTONIO RUIZ AGUIRRE Notary No 229 of the City of Mexico DR. ROBERTO GARZON JIMENEZ Notary No. 242 of the City of Mexico ROBERTO ARZÓN THREE THOUSAND NINE HUNDRED TWENTY-TWO. -- -------ALS / CLE / RYU. TEN THOUSAND SEVEN HUNDRED NINETY-SIX. The City of Mexico, August 2, 2021. MARCO ANTONIO RUIZ AGUIRRE, holder of Notary Number Two Hundred Twenty-Nine of the City of Mexico, I hereby attest: THE CONTRACT OF SOCIETY, by which "BRET CONSULTORES", ANONYMOUS SOCIETY PROMOTER OF INVESTMENT OF VARIABLE CAPITAL, granted by the gentlemen ALBERTO JESUS RAMIREZ REYES, RENE ALBERTO IBARRA JIMENEZ and MARIA TERESA TATTERSFIELD YARZA, under the authorization of the use of denomination or trade name with Unique Document Key (CUD) "A202107280915408169" (A two zero two one zero seven two eight zero nine one five four zero eight one six nine), issued by the Secretary of Economy, with electronic signature date on July 28, 2021, which I add to the appendix of this writing with the letter "A", to the extent of the following: ---. ----------E S T A T U T O S FIRST. - The name of the company is "BRET CONSULTORES", to be followed by the words ANONYMOUS SOCIETY PROMOTER OF INVESTMENT OF VARIABLE CAPITAL, or its abbreviation S.A.P.I. of c.V. SECOND. - The company has as its object: a). - The design of methodologies, consultancy and development of projects, intermediation of purchase and sale of credits derived from the capture or mitigation of carbon and other greenhouse gases to the atmosphere. b).- The import, manufacture, assembly, lease and sublease of all kinds of equipment and machinery for environmental protection. --------------- c). - To celebrate all the legal acts necessary for the fulfillment of its social object. d). - To acquire shares or social parts or parts of interest of other societies or associations.

2 100796 d). - Obtain and grant all kinds of credits or financing, necessary or convenient for the development of its corporate purpose as well as constitute all kinds of real or personal guarantees to guarantee said credits. ----- f).- Issue, subscribe, endorse and generally negotiate all kinds of credit titles and celebrate all kinds of credit operations. g) • - In general the acquisition of all kinds of goods and the execution of all kinds of acts and contracts, necessary or convenient for the development of this corporate purpose. Therefore, enunciatively and not limitatively the company may I. - Execute all kinds of acts of commerce being able to, buy, sell, import and export all kinds of articles and merchandise related to the previous object. II. - Elaborate all kinds of products related to its object. III. - Acquire by any title patents, industrial brands, trade names and any other type of industrial property rights, literary or artistic. IV. - Obtain by any title, concessions, permits, authorizations or licenses, as well as celebrate any type of contracts, related to the previous object, with the public administration whether federal or local. V. - Buy, sell or receive by any title shares, bonds, obligations and values ?? of any kind and make regarding them all kinds of operations. VI. - Accept or confer all kinds of commercial commissions and mandates. VII. - Acquire rent all kinds of movable and immovable goods, real and personal rights. VIII. - Hire the necessary staff. IX. - Grant guarantees and become jointly and severally liable as well as constituting guarantees in favor of third parties, whether own or third-party obligations.

NOTARIES 229 242. LIC. MARCO ANTONIO RUIZ AGUIRRE Notary No. 229 of the City of Mexico DR. ROBERTO GARZON JIMENEZ Notary No. 242 of the City of Mexico ROBERTO G ARZÓN SAIDOS 3 100796 DR ON TERI the registered office will be in the CITY OF MEXICO, with the Responsibility)/of being able to establish branches, offices, agencies and any other operations anywhere in the Mexican Republic or abroad. -------------------- FOURTH. - The duration of the society will be INDEFINITE FIFTH. - The society adopts the clause of admission of foreigners, so that the foreign partners, current or future, bind themselves to the Secretariat of Foreign Relations to consider themselves as nationals with respect to their social participation, goods, rights, concessions, participations or interests of which the society is the holder, as well as of the rights and obligations derived from the contracts in which the society is part and therefore they renounce to invoke the protection of their governments, under the penalty in the contrary case of losing in benefit of the Nation the rights and goods that they had acquired. SIXTH. - The share capital is variable. The fixed minimum capital is ONE HUNDRED THOUSAND PESOS, NATIONAL CURRENCY, represented by ONE HUNDRED shares of Series A, ordinary and nominative. The variable capital will be unlimited and will be represented by shares of Series B, ordinary and nominative. The shares that are put into circulation will be identified with a progressive numbering different for each Series. Unless provided for in these statutes, all the shares of the share capital confer equal rights to their holders and impose equal obligations. However, the Extraordinary General Meeting of Shareholders may agree to issue shares without the right to vote or with the limitation of other corporate rights, in terms of the legislation applicable at the time of agreeing the issue of such shares. SEVENTH. - The shares will be represented by definitive titles and while these are issued, by provisional certificates. The titles or provisional certificates will independently cover the shares of each of the series.

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Four hundred seven hundred ninety-six titles shall be put into circulation, and they shall be identified with a different progressive numbering for each Series. The definitive titles and provisional certificates, if applicable, shall contain the references provided for in Article One hundred twenty-five of the General Corporation Law, the fifth and sixth clauses of these by-laws shall be transcribed and shall bear the signature of two Directors. EIGHTH: The Company may acquire shares representing its capital stock, with prior agreement of the Board of Directors, without the prohibition established in Article One hundred thirty-four of the General Corporation Law being applicable. The purchase may be made with charge to the accounting capital, in which case they may be kept without the need to make a reduction of the capital stock; or with charge to the capital stock, in which case they must be canceled or converted into issued but not subscribed shares, and shall be kept in the Company's Treasury. The placement, if any, of the shares acquired under the terms of this article shall not require a resolution of the Shareholders' Meeting, without prejudice to the Board of Directors resolving in this regard. The issued but not subscribed shares kept in the Treasury may be subscribed by the shareholders. For the purposes of the provisions of this paragraph, the provisions of Article One hundred thirty-two of the General Corporation Law shall not be applicable. As long as the shares belong to the issuer, the corporate and patrimonial rights granted by such shares may not be exercised, without these being considered in circulation for the purposes of determining the quorum and the votes at the Shareholders' Meetings. NINTH: The Company shall only recognize as shareholders those appearing as such in the Shareholders' Register Book, which shall contain the name, nationality and address of each shareholder, as well as the data referred to in the article.

NOTARIES 229 242. LIC. MARCO ANTONIO RUIZ AGUIRRE Notary No. 229 of the City of Mexico DR. ROBERTO GARZON JIMENEZ Notary No 242 of the City of Mexico ROBERTO 5 GARZO 100796 one hundred and twenty-eight of the General Law of Corporations (according to which any action taken shall be done in accordance with the provisions of this deed and its modifications, if any, and by any resolution taken by the Company. TENTH. - Transmission of Shares. Pursuant to Article 130 of the General Law of Commercial Companies, it is established that in case of the alienation of one or more shares by one or more shareholders to persons who are not shareholders of the Company, prior authorization of the Board of Directors shall be required, which may deny it by appointing one or several buyers of the shares at the current market price. ----- For the alienation of the shares the following procedure shall be followed a). - The sale notification shall be made by the owner of the shares to the President of the Board of Directors, or to his substitute, and shall contain the sale conditions for said transmission, which shall include at least the number of shares to be sold, the sale price, the payment conditions and, if applicable, the name of the possible acquirer if it were a third party unrelated to the company. b). - Once the notification has been made to the Board of Directors, it shall notify the rest of the shareholders of the company within five natural days; so that they, if any, express their interest in acquiring the shares, for which they will have a period of ten natural days; clearly indicating the number of them they wish to acquire. --------------- c). - If at the end of the period referred to in the previous paragraph there were several shareholders interested in acquiring the shares, they shall be distributed in proportion to their shareholding within the company, unless otherwise agreed between them.

8 100796d). - The President of the Board of Directors will communicate to the selling shareholder the way in which the shares will be distributed among the shareholders interested in acquiring them. e). - If, twenty business days after the selling shareholder notified the Board of Directors of his desire to sell his shares, he did not receive a valid response from the Board of Directors, he will have absolute freedom to sell the shares to the person indicated as a possible acquirer in the notification referred to in paragraph a) of this clause. ------. f). - If the transfer of shares to a third party is made at a lower price or under more favorable conditions than those originally stated by the seller to the Board of Directors, the selling shareholder will be responsible for any damages and injuries caused to the other shareholders interested in acquiring such shares. g). - The shareholder who has requested authorization to dispose of his shares may not transfer them until the aforementioned period has elapsed. h). - All notifications that are made between the parties must be made in writing. i). - Any transfer in violation of the above will result in the payment of damages and injuries. ELEVENTH. - Increases AND reductions of capital will be made according to the following rules: ------- I. - In increases: ------- A). - The fixed minimum capital without withdrawal right will be increased by agreement of the Extraordinary General Meeting of Shareholders, and the statutes should be amended accordingly, protocolized and registered in the Public Commerce Registry of the corporate domicile. B). - The variable part of the capital may be increased by agreement of a Extraordinary General Meeting of Shareholders and its protocolization before a notary will suffice. C). - The shares that are issued to represent the variable part of the share capital and that, by resolution of the assembly that decrees its issue, must be deposited in the Treasury of the Company, may be offered for subscription and payment to be delivered as its subscription is made; and the Board of Directors may also be empowered in accordance with the resolutions of the Shareholders' Meeting to determine, if applicable, the subscription premium, always giving the shareholders of the Company the preference referred to in this Clause. D). - Capital increases may be made by capitalization of accounts of the capital account referred to in Articles Nineteen and One Hundred Sixteen of the General Law of Commercial Companies or by payment in cash or in kind, or by capitalization of liabilities. In capital increases by capitalization of accounts of the capital account, all shares shall have a right of preference in accordance with the proportional part corresponding to them from such accounts. --- In increases by payment in cash or in kind, or by subsequent contributions from shareholders, holders of the shares in circulation at the time of determining the increase will have preference to subscribe the new shares that are issued or put into circulation to represent the increase, in proportion to the number of shares of which they are the owners, during a term not exceeding fifteen natural days established for this purpose by the Assembly that decrees the increase, computed from the date of publication of the corresponding notice in the Official Gazette of the Federation or in one of the newspapers of greater circulation in the corporate domicile.

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NOTARIES 229 242 LIC MARCO ANTONIO RUIZ AGUIRRE Notary No. 229 of Mexico City DR ROBERTO GARZON JIMENEZ Notary No 242 of Mexico City ROBERTO 9 100796 capital contributions to absorb losses shall be proportionally shared among all shareholders, both in the fixed limit, as in the variable part of the capital being necessary the cancellation of the corresponding actions. F). - Any decrease in the share capital must be registered in the Register Book that the Society will keep for this purpose. G). - The Company may redeem shares with distributable profits without reducing its share capital for which, the Extraordinary General Meeting of Shareholders that agrees to the redemption, will observe the provisions of Article one hundred and thirty-six of the General Law of Commercial Companies. The titles of the redeemed shares will be extinguished. TWELFTH. - The supreme body of the company is the General Meeting of Shareholders. The Shareholders' Meetings can be General which can be Ordinary, Extraordinary, or Special. I.- The Ordinary General Meetings will be those that meet to deal with any matter that is not listed in Article one hundred and eighty-two of the General Law of Commercial Companies. They will meet at any time, but must be held at least once a year, within four months of the closing of the business year, to deal with the matters listed in Article one hundred and eighty-one of the General Law of Commercial Companies. For an Ordinary General Meeting to be legally constituted by first, it will be necessary that at least half of the shares representing the share capital with voting rights, even limited or restricted if it were matters for which they can vote and that their resolutions be considered valid, the favorable vote of the simple majority of the shares represented in the meeting will be required. In case of second or subsequent convocation, any number of shares shall be considered legally constituted.

Thirteenth. - Shareholders' meetings will be held in accordance with the following rules.. I. They will meet at the registered office, unless there is a fortuitous event or force majeure, and will be convened by the President, or the Secretary of the Board of Directors, or the Commissioner. However, the shareholders representing at least ten percent of the share capital may, at any time, request in writing that the President of the Board of Directors or the Commissioner convene a General Meeting of Shareholders to discuss the matters specified in their request. Any meeting convened in this way shall be held within fifteen days of the request being made. Shareholders representing one hundred thousand seven hundred and ninety-six shares shall be considered as represented and their resolutions shall be valid with the favorable vote of the majority of the shares represented at the Meeting. II. Extraordinary General Meetings shall be those held to discuss any of the matters listed in Article one hundred and eighty-two of the General Companies Law. -. For an Extraordinary General Meeting to be legally constituted on first call, it shall be necessary that at least seventy-five percent of the shares with the right to vote, even if it is limited or restricted if it were a matter for which they can vote, be represented, and for its resolutions to be considered valid, the vote of at least half of the shares that make up the share capital will be required. In the case of a second or subsequent call, the Extraordinary General Meeting shall be considered legally constituted if at least half of the shares representing the share capital are represented, and for its resolutions to be considered valid, the same quorum will be required. III. Special Meetings shall be those that meet to discuss matters that may affect a single category of shareholders. The same rules applicable to Extraordinary Meetings shall apply to the celebration of these.

NOTARIES 229 242, LIC. MARCO ANTONIO RUIZ AGUIRRE Notary No. 229 of the City of Mexico DR ROBERTO GARZON JIMENEZ Notary No. 242 of the City of Mexico ROBERTO GAR2 11 100796 owner of one share shall have the same right in any case to which Article one hundred and eighty-six (6) of the General Law of Commercial Companies applies. If the call for the meeting is not made within fifteen days following the date of the request, a Civil or District Court Judge of the place of domicile of the company that is competent, shall do so upon the request of any of the interested parties, who shall exhibit their shares or the certificate of deposit of the same, issued by an institution for the deposit of securities for this purpose. The calls for the Assemblies shall be published in the Electronic System of the Ministry of Economy with a minimum advance of fifteen consecutive days to the date set for the Assembly. The call shall contain the date, time, place of the Assembly and the Agenda, and shall be signed by the person who makes it. In the case of a second or subsequent call, it shall be published, in the terms of what is provided in the preceding paragraph, after the date on which the Assembly should have been held, at least fifteen consecutive days in advance of the new date set for the Assembly. II. When all of the shares representing the capital stock are represented, it will not be necessary to make the call, nor will it be necessary in the case of an Assembly suspended for any reason, to be continued at a different time and date. In any of these two cases the fact shall be recorded in the corresponding Minutes. III. Shareholders may attend the Assembly, either personally or by means of an attorney-in-fact with general or special power of attorney, being sufficient in the latter case a power of attorney signed before two witnesses. IV. To be admitted to the Assembly, shareholders must be registered as such in the Register of Shareholders jointly, and, if applicable, with the certificate of having deposited the corresponding share certificates with the Board of Directors.

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XII. The Board of Directors' President shall preside over the Assembly, or failing that, one of the members present in the order of their appointment, and failing that, the person elected by the Assembly itself. The Secretary of the Assembly shall be the one appointed by the Board, or failing that, the person designated by the majority of shareholders present. The Secretary of the Board, or failing that, the person designated by the Assembly, shall act as Secretary. XIII. Before declaring the Assembly to be constituted, the person who is to preside shall appoint a scrutineer, who shall record the number of shares represented and draw up the attendance list, indicating the number of shares represented by each Shareholder. XIV. Once the quorum has been established, the person who is to preside shall declare the Assembly to be constituted and proceed to deal with the Agenda. XV. The Secretary shall draw up a record of the proceedings of the Assembly, which shall be signed by the President and Secretary of the Assembly, and transcribed in the Assembly Minutes Book of the Company and, where appropriate, authenticated and entered in the Public Registry of Commerce at the Company’s registered address. --- a). A copy of the newspaper in which the convocation was published, where applicable; --- b). The attendance list of the shareholders; ------ c). In the case, the powers of attorney or documents that accredit the identity of those present; • d). A copy of the minutes of the Assembly; e). The Report of the Board of Directors, as well as the report of the auditors on the operations of the company where applicable; and ---. f). Any other documents presented at the Assembly that the Secretary considers necessary. The resolutions of the Assembly taken in accordance with the by-laws, except for the right of opposition in accordance with the applicable legislation, shall form part of the minutes.

NOTARIES 229 242 LIC. MARCO ANTONIO RUIZ AGUIRRE Notary No. 229 of the City of Mexico DR ROBERTO GARZON JIMENEZ Notary No. 242 of the City of Mexico 13 ROR: 100796 two hundred and two hundred one of the General Law of Wercantiles, oblige all shareholders, even those absent dissidents; they will be definitive and in virtue of it, the Board of Administration, will carry out all those acts that are necessary for the execution of said resolutions. X. - If on the day of the Assembly it is not possible to treat all the matters for which it was convened due to lack of time, it may be suspended to continue the following day or on the date and time agreed, without the need for a new convocation. XI. - Once the Shareholders' Assembly has been declared installed, the shareholders may not disintegrate it to avoid its celebration. XII. - Shareholders who represent at least ten percent of the share capital may request that the voting on any matter for which they do not consider themselves sufficiently informed be postponed for one time only, within three natural days and without the need for a new convocation; without the percentages referred to in Articles one hundred and eighty-four and one hundred and ninety-nine of the General Law of Commercial Societies being applicable. XIII. - Shareholders who represent twenty percent of the share capital may oppose judicially the resolutions of the General Assemblies, provided they have the right to vote on the matter in question; without the percentage referred to in Article two hundred one of the General Law of Commercial Societies being applicable. XIV. - The resolutions taken outside the Assembly by unanimous vote of the shareholders who represent the total of the shares with the right to vote, even limited or restricted if it were of the special category of shares in question; shall have the same legal validity as if they had been taken at the General or Special Assembly, respectively, provided that they confirm in a binding form in writing. The document in which

14. The written confirmation shall be sent to the Secretary of the company, who shall transcribe the respective resolutions in the corresponding book of minutes, and shall record that said resolutions were adopted in accordance with this stipulation. -=====------------ FOURTEENTH. - The administration of the company is entrusted to a Board of Directors composed of at least three directors. For each Proprietary Director, a respective Substitute may be appointed. The members of the Board of Directors shall hold their positions for one year and may be re-elected for equal periods, being obliged to continue with the performance of their positions upon the expiration of the term for which they were appointed, provided that the new appointments are not made and the persons appointed do not take possession of their positions. The Board of Directors shall meet at least every three months. Any shareholder or group of shareholders representing at least ten percent of the shares with the right to vote, even limited or restricted, shall have the right to designate a Proprietary Director and, where appropriate, its respective Substitute. Once such appointments have been made, the other members of the Board of Directors shall be appointed by simple majority of votes. The members of the Board of Directors may be of any nationality and may not be shareholders, but in the case of foreigners they must have the authorization of the Secretariat of Governance to hold the position. ---------------0-0 The appointment of the Directors appointed by the minority shareholders can only be revoked by the other shareholders in a General Shareholders' Assembly, where the appointment of all the members of the Board of Directors in question is revoked, in which case the persons replaced may not be appointed for such purpose during the twelve months immediately following the date of revocation. The shareholders representing at least ten percent of the shares with

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NOTARIES 229 242 LIC. MARCO ANTONIO RUIZ AGUIRRE Notary No. 229 of the City of Mexico DR. ROBERTO GARZON JIMENEZ Notary No. 242 of the City of Mexico 15 GARZON 100796 pto, can also revoke the appointment of the /Board of Directors that they appointed, without having a General Meeting of Shareholders for such The Shareholders' Assembly, when appointing the members of the Board of Directors or the Board itself at its first immediate session following such Assembly, shall appoint one of its members to act as President and one as Secretary, the latter may not be a Director. - The members of the Board of Directors shall not incur any personal obligation to those who contract with the company by reason of their appointment, and shall only be responsible to it for the faithful execution of their mandate in accordance with the present by-laws with prejudice of the responsibilities incurred for infringements of the competent laws. The shareholders who represent fifteen percent or more of the shares with voting rights, including limited or restricted or without voting rights, may exercise the action of civil responsibility against the administrators in favor of the company, in terms of the provisions of Article one hundred and sixty-three of the General Law of Mercantile Companies and without the need of a resolution of a General Meeting of Shareholders. FIFTEENTH. - The Sessions of the Board of Directors shall be held at the address of the Company or at any other place determined by the Board, within the Mexican Republic. - The calls for the sessions of the Board of Directors must be sent to the address that each Director has registered in the Company, by mail, telegram, messenger or by any other means from which an effective receipt can be derived and shall specify the date, time, place and agenda, and must be signed by the President, or by the Secretary or by two of the Owner Directors. Any Owner Director may call a session of the Board of Directors, in which case the Director shall make the call with a minimum of five days and one

The Board of Directors shall be validly constituted when a majority of the Directors are present and the resolutions shall be valid when adopted by the favorable vote of the majority of the Directors present. The President of the Board shall be entitled to a casting vote. A record shall be taken of each session of the Board of Directors, which shall be transcribed into the relevant minute book and shall be signed by the President and the Secretary. Furthermore, resolutions may be adopted out of session by the unanimous agreement of its members, and such resolutions shall have, for all legal purposes, the same validity as if they had been adopted by the Directors assembled in session of the Board, provided they are confirmed in writing. The document in which the written confirmation appears must be sent to the Company's Secretary, who shall transcribe the respective resolutions into the corresponding minute book and shall indicate that such resolutions were adopted in accordance with this provision. SIXTEENTH. - The Board of Directors, as a collegiate body, shall have the legal representation of the Company and, consequently, shall be vested with the following powers and obligations, without prejudice to other powers of representation conferred to any of its members or to other attorneys: I. - A general power of attorney for lawsuits and collections, with all the general powers and even the special ones that, in accordance with the law, require a power of attorney or special clause, in the terms of the first paragraph of article two thousand five hundred and fifty-four of the Civil Code for the Federal District (currently Mexico City) and its equivalent in the other Civil Codes of the respective States. The maximum period for such convocation shall be fifteen business days, said convocation to be signed by the Proprietary Director. "Business Day" means any day on which credit institutions are authorized to open their doors to the public to conduct banking operations.

NOTARIES 229 242 LIC. MARCO ANTONIO RUIZ AGUIRRE Notatio No. 229 of the City of Mexico DR. ROBERTO GARZON JIMENEZ 17 P.09 100796 United Mexican States and the Federal Civil Code, by virtue of enjoying, among other things, the following: --------- to attempt and desist from all kinds of proceedings, including amparo. B. - To compromise in arbitrators. C. - To absolve and articulate positions. D. - To recuse. E. - To make a cession of goods. F. - To receive payments. G. ---------- H. - To file complaints and lawsuits in criminal matters and to desist from them when permitted by law. ------- II. - General power of attorney for lawsuits and collections and acts of administration in labor matters, with all the general powers and even with the special ones that require power or special clause according to the law, in the terms of the first and second paragraphs of article twenty-five hundred fifty-four of the Civil Code for the Federal District and its correlative of the other Civil Codes of the States of the United Mexican States and the Federal Civil Code, in accordance with Articles eleven, six hundred ninety-two and seven hundred thirteen of the Federal Labor Law, promoting, conciliating and answering all kinds of demands or matters, following them in all their procedures, instances and incidents until their final decision, agreeing or disagreeing with the resolutions of the authorities as deemed convenient, as well as filing the legal remedies provided, to represent the company before the workers of the same, either individually or collectively and before the corresponding unions, and in general, to represent the company in labor conflicts and carry out all the administrative acts of the company in labor matters and represent it before the Conciliation and Arbitration Boards, both local and federal labor authorities enumerated in article one hundred and more interest N.

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Pursuant to Article 18 of the Political Constitution of the United Mexican States and Article 100796, the representative of the company is empowered to appear in conciliation, lawsuit and exception hearings and in the offer and admission of evidence, as well as in all and each of the instances, acts and procedures of labor proceedings, being further authorized to celebrate agreements and transactions, propose conciliatory arrangements, celebrate, negotiate and sign settlement agreements, act as a representative with the quality of an administrator with respect to all kinds of lawsuits and labor proceedings before any authority, and formalize and rescind labor contracts, understanding that all these powers are granted in an enumerative and not limitative manner; therefore, the employer's representative will have the representation for the purposes of articles eleven, forty-six and forty-seven of the Federal Labor Law, as well as the legal representation of the company, for the purpose of accrediting personality and capacity in court or out of court, in the terms of article six hundred ninety-two, may appear to articulate and answer positions, in the terms of articles seven hundred eighty-nine of the aforementioned Federal Labor Law, with power to hear and receive notifications, appear with all the representation to the hearing referred to in articles eight hundred seventy-three dash C, eight hundred seventy-three dash D, eight hundred seventy-three dash E, eight hundred seventy-three dash F, eight hundred seventy-three dash G, eight hundred seventy-three dash H, eight hundred seventy-three dash I, eight hundred seventy-three dash J, eight hundred seventy-three dash K and eight hundred seventy-four of the aforementioned Federal Labor Law. ---. III. - General power for acts of administration in the terms of the second paragraph of article two thousand five hundred fifty-four of the Civil Code for the Federal District (currently Mexico City) and its correlative in the other Civil Codes of the States of the Mexican Republic and the Federal Civil Code, mentioned article.

NOTARIES 229 242 LIC. MARCO ANTONIO RUIZ AGUIRRE Notary No. 229 of the City of Mexico DR ROBERTO GARZON JIMENEZ Notary No. 242 of the City of Mexico ROBERTO GARZON 19 100796 general for acts of domain, according to the third paragraph of the aforementioned article. 22 Врак ® to grant and subscribe to credit titles, in the terms of article nine of the General Law of Titles and Credit Operations. VI. - Open and close bank accounts in the name of the Society, as well as to make deposits and draw against them and designate persons to draw against them. VII. - To appoint and remove the General Director, Managers, Sub-Managers, proxies, agents, officials and employees of the company and to determine their attributions, guarantees, working conditions and remunerations. VIII. - To convene Ordinary, Extraordinary and/or Special Shareholders' Assemblies in all the cases provided for in the Statutes, or when considered convenient and to determine the date and time at which such Assemblies must be held and to execute their resolutions. ---- IX. - To grant general or special powers, with or without powers of delegation or substitution, always reserving the exercise of the same, as well as to revoke them. X. - To establish branches and agencies of the Company anywhere in Mexico or abroad. XI. - To carry out all the acts authorized by these Statutes or that are a consequence of them. SEVENTEENTH. - The supervision of the Company will be entrusted to one or more Commissioners, who may have substitutes, as determined by the Ordinary General Meeting of Shareholders. Any shareholder or group of shareholders representing at least 10% of the voting shares, including limited or restricted, or without voting rights, shall have the right to appoint a Commissioner and, where appropriate, his respective substitute. The Commissioner or Commissioners and, where appropriate, their substitutes may be re-elected one or more times and will remain in the performance of their IN

20 100796 functions until the Assembly makes new appointments and the designated ones take possession of their posts. The Commissioner or Commissioners shall have the attributions and obligations listed in article one hundred and sixty of the General Law of Commercial Societies. -------------- The persons mentioned in article one hundred and sixty-five of the General Law of Commercial Societies may not be commissioners. The Commissioner or Commissioners shall receive the remuneration agreed by the Shareholders' Assembly. If the Shareholders' Assembly so determines, the Commissioner or Commissioners shall guarantee their performance in the manner and for the amount agreed by it. EIGHTEENTH. - The social exercises will be one year, they will begin on the first day of January and end on the thirty-first day of December of each calendar year. NINETEENTH. - At the end of each fiscal year, the report referred to in article one hundred and seventy-two of the General Law of Commercial Societies shall be prepared within three months of the close of each fiscal year. Of the net profits resulting after the balance sheet has been approved by the Shareholders' Assembly, the following distribution shall be made: a).- At least five percent will be separated for the legal reserve fund, in accordance with the provisions of article twenty of the General Law of Commercial Societies. b). - Any other amount will be separated to form any other fund approved by the General Assembly of Shareholders; and c). - The rest of the profits will be used according to the agreement of the Ordinary Assembly of Shareholders. --------- Dividends not collected within five years from the date on which they were payable shall be deemed enunciated and prescribed in favor of the company in accordance with the laws in force.

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NOTARIES 229 242 LIC. MARCO ANTONIO RUIZ AGUIRRE Notary No. 229 of the City of Mexico DR ROBERTO GARZON JIMENEZ mosnno can be exempted: 30 00 21 ROBER GARZÓN 100796 is exempt from the obligation to publish the financial statements referred to in this clause, in accordance with the provisions of the Commercial Companies Law. TWENTIETH. - The shareholders shall only be liable for the amount of their contributions to the Company. If there were losses, these shall be absorbed in the first instance by the special reserve and provision funds; if these do not exist or are not sufficient, by the capital reserve fund and, once this is exhausted, they shall be covered by the share capital. TWENTY-FIRST. - The Company shall be dissolved for any of the causes provided for in Article two hundred and twenty-nine of the General Law of Commercial Companies. ----- TWENTY-SECOND. - Upon dissolution of the Company it shall be put into liquidation and two or more liquidators shall be appointed, who shall proceed with the liquidation of the Company and the distribution of the proceeds among the shareholders in proportion to the number of shares each holds. The liquidators shall have the widest powers for liquidation, in accordance with Articles two hundred and forty-two and following of the General Law of Commercial Companies. TWENTY-THIRD. - The Company shall be governed by the provisions of these Statutes, commercial legislation, commercial usages and practices and the rules of the Civil Code for the Federal District (currently Mexico City), the Federal Tax Code and the Securities Market Law. TWENTY-FOURTH. - For the interpretation and fulfilment of these Statutes, the shareholders expressly submit to the jurisdiction of the Courts of Mexico City, hereby waiving any other domicile that may correspond to them, or by the location of their assets. _-TRANSLATORS: IN

22 100796 FIRST. - The minimum fixed capital, that is, the amount of ONE HUNDRED THOUSAND PESOS, NATIONAL CURRENCY, was fully subscribed and paid in cash, national currency, as follows: ALBERTO JESUS RAMIREZ REYES, THIRTY-FOUR SHARES, WITH A VALUE OF THIRTY-FOUR THOUSAND PESOS, NATIONAL CURRENCY. RENE ALBERTO IBARRA JIMENEZ, THIRTY-THREE SHARES, WITH A VALUE OF THIRTY-THREE THOUSAND PESOS, NATIONAL CURRENCY. MARIA TERESA TATTERSFIELD YARZA, THIRTY-THREE SHARES, WITH A VALUE OF THIRTY-THREE THOUSAND PESOS, NATIONAL CURRENCY. TOTAL: ONE HUNDRED SHARES, with a value of ONE HUNDRED THOUSAND PESOS, NATIONAL CURRENCY. SECOND. - The parties to this deed agree: I. - To entrust the management of the company to a Board of Directors, and for this purpose they appoint the following persons and with the positions indicated: ALBERTO JESUS RAMIREZ REYES. PRESIDENT. RENE ALBERTO IBARRA JIMENEZ. SECRETARY. MARIA TERESA TATTERSFIELD YARZA. ---- ---- ADVISOR. Who, for the exercise of their office, will enjoy the powers referred to in article sixteen of the company's bylaws. II. - To appoint as agents of the company the following persons, with their respective Taxpayer Registry numbers: ALBERTO JESUS RAMIREZ REYES, Taxpayer Registry number: "RARA8409142B1" (RARA eight four zero nine one four two B one), RENE ALBERTO IBARRA JIMENEZ, Taxpayer Registry number: "IAJR860514JD3" (IAJR eight six zero five one four JD three) and MARIA TERESA TATTERSFIELD YARZA, Taxpayer Registry number: "TAYT7603169S3" (TAYT seven six zero three one six nine s three), who will enjoy jointly and separately the following powers, with the limitations indicated below: A) General power of attorney for lawsuits and collections, with all general powers and even with the special powers that, according to the law, require a power of attorney or a special clause, in the terms of the first paragraph of article two thousand five hundred and fifty-four.

NOTARIES 229 242 LIC. MARCO ANTONIO RUIZ AGUIRRE Notary No. 229 of the City of Mexico DR. ROBERTO GARZON JIMENEZ Notary No. 242 of the city of Mexico OR. ROD ARZÓN 23 100796 Civil for the Federal District and its corresponding of the Civil Codes of the States of the Mexican Republic and Gualódigo Civil Federal. In an enunciative and not limiting way, the following faculties are mentioned, among others: ----- I. - To attempt and desist from all kinds of proceedings, including protection. II. - To compromise in arbitrators. III. - To absolve and articulate positions IV. - To recuse. V. - To make asset transfers. VI. - To receive payments. ---------- VII. - To present complaints and complaints in criminal matters and to grant forgiveness when permitted by law. --- B) General power of attorney for administrative acts in the terms of the second paragraph of the aforementioned article. C) General power of attorney for acts of domain, in accordance with the third paragraph of the same article. ---. D) Power to grant and sign credit titles, in the terms of Article Ninth of the General Law of Titles and Credit Operations. E) Faculty to grant general or special powers and to revoke both, as well as to delegate to the attorneys designated by him, that they may in turn have substitution powers. F) As broad and fulfilled power as required by law for the attorneys in name and representation of the company to process before the Secretariat of Finance and Public Credit the requests and notifications before the Federal Taxpayers Registry, which is referred to the Federal Tax Code and its regulations, to present provisional payment declarations, to provide information related to their identity, their domicile and in

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24 100796 General about their tax situation, make payments, such as penalties and fines, claim the refund of the improper payment of taxes, fees and any other type of contributions, receive checks for the refund of the improper payment of taxes, fees and any other type of contributions, receive notifications, offer and render evidence, as well as to present promotions and receive the replacement of the tax identification card or as many documents as necessary as well as to carry out the procedures, management and obtaining of the Advance Electronic Signature of the company before the Tax Administration Service, enjoying in the latter case and limited to this effect, a general power for acts of administration; and in all cases, the attorneys appointed here will be authorized to carry out all and each of the procedures that are necessary and convenient for this purpose. For the purposes mentioned above, the attorneys will have no limitation and may sign any type of public and private documentation. LIMITATION: The attorneys appointed above will exercise the powers referred to in paragraphs A), B) and F) and their respective substitution powers referred to in paragraph E), jointly or separately, and for those referred to in paragraphs C) and D) and their respective substitution powers referred to in paragraph E), they must act jointly any two of the appointed attorneys. III. - Appoint Mr. René Calzada Montiel as the company's commissioner. THIRD. - The parties to this deed declare that the sum of ONE HUNDRED THOUSAND PESOS, NATIONAL CURRENCY, amount of the minimum fixed capital, is in the box of the company. I, THE NOTARY PUBLIC, CERTIFY: -------------------. I. - That in my opinion the parties have legal capacity for the celebration of this act and that I assured myself of their identity.

NOTARIES 229 242 LIC. MARCO ANTONIO RUIZ AGUIRRE Notary No. zza do the city of Mexica DR ROBERTO GARZON JIMENEZ Notary No. 242 of the City of Mexico GARZON 25 100796 To the relationship that I add to the appendix of this deed randetra “B”. I warned and explained to the parties in compliance with what is established by the “Federal Law for the Protection of Personal Data in Possession of Individuals” that their “Personal Data” will be used in the manner stipulated in the “Privacy Notice” which was made available to them prior to the signing of the deed and which they declare to know in its entirety, granting their full consent to the signing of this instrument. III. - I warned the parties that they must show me that they have submitted the application for registration of the company in the Federal Taxpayers Registry within the month following the date of signature of this deed and that in case of not exhibiting said application to me, I will proceed to give the corresponding notice to the competent tax authorities. IV. - To comply with what is established in article twenty-seven of the Federal Tax Code and the rule of the Fiscal Miscellany number two point four point thirteen, the parties show me the registration certificates in the Federal Taxpayers Registry and which I add in photocopy to the appendix of this deed as a whole with the letter “C”. V. - I warned the parties of the obligations that they have under Article 22 of the Regulation for the Authorization of Use of Names and Social Reasons, which is of the literal following: “Article 22. - The Societies or Associations that use or pretend to use a Name or Social Reason shall have the following obligations: I. To respond for any damage, injury or affectation that may be caused by the improper or unauthorized use of a Name or Social Reason in accordance with the Law and this Regulation, N.

26 100796 II. Provide the Secretary with the information and documentation that is requested in writing or through the system in relation to the use of a Denomination or Business Name/ at the time of reserving the Denomination or Business Name, during the time it is in use, and after the Release Notice has been given in respect of the Denomination or Business Name. The obligations established in the preceding fractions must be reflected in the instrument by which the constitution of the Society or Association or the change of its Denomination or Business Name is formalized.------. VI. - That the appearing parties declare by their generalities to be: ALBERTO JESUS RAMIREZ REYES, Mexican, Teoloyucan, State of Mexico, place of birth on the fourteenth of September of nineteen eighty-four, single, with domicile in Revolution number one thousand two hundred ninety-seven, interior thirty-three, Campestre Colony, Territorial Demarcation Álvaro Obregón, Postal Code zero thousand four hundred ten, in Mexico City, Carbon Coordinator Forest, with Federal Taxpayers Registry number: "RARA8409142B1" (RARA eight four zero nine one four two B one) and with Unique Population Registry Key number: "RARA840914 HMCMYL04" (RARA eight four zero nine one four HMCMYL zero four). RENE ALBERTO IBARRA JIMENEZ, Mexican, native of Mexico City, place of birth on the fourteenth of May of nineteen eighty-six, single, with domicile in Twenty walker number sixteen "B", interior three, Acueducto de Guadalupe Colony, Territorial Demarcation Gustavo A. Madero, Postal Code zero seven thousand two hundred seventy, in Mexico City, Forest Communities Coordinator, with Federal Taxpayers Registry number: "IAJR860514JD3" (IAJR eight six zero five one four JD three) and with Unique Population Registry Key number: "IAJR860514HDFBMN02" (IAJR eight six zero five one four HDFBMN zero two).

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NOTARIES 229 242 LIC. MARCO ANTONIO RUIZ AGUIRRE Notary No. 229 of Mexico City DR ROBERTO GARZON JIMENEZ Notary No 242 of Mexico City 27 GOBERTO GARZÓN 100796, UNITED 4, TBRÉSA STATTERSFIELD YARZA, Mexican, native of the City of Mexico Lagar where he was born on the sixteenth of March of one thousand seven hundred and seventy-six, married, with domicile in Condor number thirty-one, house six, Colonia Las Águilas, Territorial Demarcation of Álvaro Obregón, postal code zero thousand seven hundred and ten, in the City of Mexico, project manager, with Federal Taxpayers Registry number: "TAYT7603169S3" (TAYT seven six zero three one six nine S three) and with Unique Population Registration Key number: "TAYT760316MDFTRRO4 (TAYT seven six zero three one six MDFTRR zero four). VII. - That I made known to the parties the right they have to read this instrument personally. VIII. - That I had in view the documents mentioned in this deed. IX. - That having been read and explained this deed to the parties and warned of the penalties incurred by those who declare falsely, having fully identified myself as notary, they manifested their conformity with it, as well as their full understanding and they signed it on the day two of August of the current year, same moment in which I authorize it definitively. I give faith. Signature of the gentlemen Maria Teresa Tattersfield Yarza, Rene Alberto Ibarra Jimenez and Alberto Jesús Ramírez Reyes. Marco Antonio Ruiz Aguirre.-------------------Signature. ---. The seal of authorization. NOTES TO THE APPENDIX. Note one. With the letters "E" "ри and "G" I add to the appendix of this instrument the documents in which the fulfillment of the legal requirements originated by the same is proven. I give faith. Mexico City, on the second of September of two thousand twenty-one ---Rubric. R. Garzón.

28 100796 To comply with the provisions of Article 2554 of the Civil Code in force in Mexico City, the following is transcribed: "ART. 2554. - In all general powers of attorney for lawsuits and collections, it shall suffice to state that they are granted with all general faculties and the special ones that require a special clause in accordance with the law, so that they are understood to be conferred without any limitation. In general powers of attorney for property management, it shall suffice to state that they are given with that character so that the attorney-in-fact has all kinds of administrative faculties. In general powers of attorney for acts of ownership, it shall suffice to state that they are given with that character so that the attorney-in-fact has all the faculties of an owner, both with respect to the property and to make all kinds of efforts to defend them. When the faculties of the attorneys-in-fact are to be limited in the three aforementioned cases, the limitations shall be recorded, or the powers shall be special. - Notaries shall insert this article in the testimonies of the powers they grant". ROBERTO GARZON JIMENEZ, HOLDER OF NOTARY NUMBER TWO HUNDRED AND FORTY-TWO OF MEXICO CITY, ACTING AS ASSOCIATE IN THE PROTOCOL OF NOTARY NUMBER TWO HUNDRED AND TWENTY-NINE, OF WHICH LICENCIADO MARCO ANTONIO RUIZ AGUIRRE IS THE HOLDER. ----- I ISSUE THE FIRST TESTIMONY FIRST IN ORDER TO ACCREDIT THE CONSTITUTION OF "BRET CONSULTORES", A VARIABLE CAPITAL INVESTMENT PROMOTION CORPORATION, IN TWENTY-EIGHT PAGES. MEXICO CITY, SEPTEMBER SEVENTH, TWO THOUSAND TWENTY-ONE. I ATTEST. mev OBERTO SAN OF MEXICO

SECRETARY OF ECONOMICS Immediate web registration Public Registry of Commerce Mexico City GOVERNMENT OF MEXICO CITY 202100223618003E Unique Document Number REGISTRATION RECEIPT REGISTRY RECORDS FME N-2021070677 Name/Denomination trade name "BRET CONSULTORES", VARIABLE CAPITAL INVESTMENT PROMOTION CORPORATION NCI 202100223618 ENTRY DATA Date and time 09/23/2021 04:32:55 T.CENTRO Applicant MARCO ANTONIO RUIZ AGUIRRE DOCUMENT INFORMATION No. of document 100796 Type of document Deed Notary / Authority Marco Antonio Ruiz Aguirre REGISTERED ACTS FME N-2021070677 Precoded forms Act name M4-Constitution of Corporation Constitution of commercial corporation Entry date 09/23/2021 04:32:55 T.CENTRO Payment reference No. N° 21465465 PAYMENT RELATED TO THE APPLICATION Date 09/23/2021 04:30:32 T.CENTRO Amount $2,549.00 RESPONSIBLE OFFICE SIGNATURE Name Jose Luis Flores Granados Signature a2df6f73810de10c2c56fcb237be2fd0fae22d90 Digital time stamp seal 20210923213257.543Z IS2v83utx4nYr6E20x2E00668N671 F/XIX52X<MbEEndhKo9bh Tanue DIGITAL TIME STAMP SEAL kLCsqihymJTV2.Fsatak5x ‡YSSYACIUSRKOIRS KXQYR6X8ZKWx3/1Bm n416V8 ExmizmE8 ch81 IT WAS SIGNED AND NOTED IN

SECRETARY OF ECONOMICS Public Registry of Commerce Mexico City Immediate web registration GOVERNMENT OF MEXICO CITY 202100223618003E Unique Document Number Responsible office Jose Luis Flores Granados >24294938 FUHR7TYIPe5oAJWyAe1/+z4Qy0M=|>24305978 aMKGKmEaCrey3fxzysWAPylb3hU=| F/zckNb4S2zd6DVUKck429gdk/4DwjqA3k0R/7QPVJfJ5AZIDUO1EynewKUK4zmuVEnRru5UjpZ6Zeg30tiPO12PQ/OMT/ irqYrfHzOhiex19K5pEX5TBAZAJKuqvNbVCbpONH×4E830tv3115PiWunkfB80d5/QouSU5hm6GxqNqalgeX +vOaKdUb8HGvNmzixtKPnomQw5amH/+ygZxJpOWCDOHZ/LJJHH/GL/ ygMiYQ2Mtz0rlzvm/xOwBdwp75g17WKzía8iltZwrc7sjW4×VrADpsn3/VIRBSn8LI7q3NyZ506qUsu/ 31A001 EQDfoLCiOExyB×M4R/VQN/w==

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SECRETARY OF ECONOMICS Public Registry of Commerce Mexico City Constitution of Company GOVERNMENT OF MEXICO CITY 202100223618003E Unique Document Number M4 - Corporation Constitution Commercial Corporation Variable Capital Investment Promotion Corporation Yes No By means of instrument No. 100796 Book: Dated: 02/08/2021 Formalized before: Notary Public Name: Marco Antonio Ruiz Aguirre State No.: Mexico City Municipality: The company was established under the name (including trade type): "BRET CONSULTORES", VARIABLE CAPITAL INVESTMENT PROMOTION CORPORATION Indefinite duration Domicile in: MEXICO CITY Entity Mexico City Municipality 3922 229 Cuajimalpa de Morelos Cuajimalpa de Morelos Main corporate purpose a).- Design of methodologies, consultancy and project development, intermediary in the purchase and sale of credits derived from the capture or mitigation of carbon and other greenhouse gases to the atmosphere. b).- Import, manufacture, assembly, leasing and subleasing of all types of equipment and machinery for environmental protection. c).- Enter into all necessary legal acts to fulfill its corporate purpose. d).- Acquire shares or social or interest parts in other companies or associations. d).- Obtain and grant all kinds of credits or financing, necessary or convenient for the development of its corporate purpose, as well as to establish all kinds of real or personal guarantees to guarantee such credits. f).- Issue, subscribe, endorse and in general negotiate all kinds of credit titles and enter into all kinds of credit operations. g).- In general, acquire all kinds of assets and carry out all kinds of acts and contracts, necessary or convenient for the development of this corporate purpose. Therefore, the company may, enunciatively and not limitatively: I.- Carry out all kinds of commercial acts, being able to buy, sell, import and export all kinds of items and goods related to the above purpose. II.- Produce all kinds of products related to its corporate purpose. III.- Acquire by any title patents, industrial trademarks, trade names and any other type of industrial, literary or artistic property rights. IV.- Obtain by any

SE ECONOMY SECRETARIAT Public Registry of Commerce Mexico City Immediate web registration GOVERNMENT OF MEXICO CITY 202100223618003E Unique Document Number Office Responsible Jose Luis Flores Granados> 24294938 FUHR7TYIPe5oAJWyAe1 / +z4Qy0M = | > 24305978 aMKGKmEaCrey3fxzysWAPylb3hU = | F / zckNb4S2zd6DVUKck429gdk / 4DwjqA3k0R / 7QPVJfJ5AZIDUO1EynewKUK4zmuVEnRru5UjpZ6Zeg30tiPO12PQ / OMT / irqYrfHzOhiex19K5pEX5TBAZAJKuqvNbVCbpONH × 4E830tv3115PiWunkfB80d5 / QouSU5hm6GxqNqalgeX +vOaKdUb8HGvNmzixtKPnomQw5amH / +ygZxJpOWCDOHZ / LJJHH / GL / ygMiYQ2Mtz0rlzvm / xOwBdwp75g17WKzía8iltZwrc7sjW4×VrADpsn3 / VIRBSn8LI7q3NyZ506qUsu / 31A001 EQDfoLCiOExyB × M4R / VQN / w ==

SE ECONOMY SECRETARIAT Public Registry of Commerce Mexico City Constitution of Company GOVERNMENT OF MEXICO CITY 202100223618003E Unique Document Number Subscribed as follows: CURP RFC Name / Denomination / First surname Second surname trade name ALBERTO JESUS RAMIREZ RENE ALBERTO IBARRA REYES JIMENEZ MARIA TERESA TATTERSFIELD YARZA Nationality Mexican Mexican Mexican No. partial shares or parts 34 33 33 Series Value Total 34,000 33,000 33,000 34,000 33,000 33,000 X Collegiate Unipersonal With powers for: 1.- General power for lawsuits and collections, with all the general faculties and even with the special ones that according to the law require a power or special clause, in the terms of the first paragraph of article two thousand five hundred fifty-four of the Civil Code for the Federal District (currently Mexico City) and its correlative in the other Civil Codes of the States of the Mexican Republic and the Federal Civil Code, so for this purpose it will enjoy, among others, the following: A.- To initiate and withdraw all kinds of proceedings, including amparo. B.- To compromise. C.- To commit to arbitrators. D.- To absolve and articulate positions. E.- To recuse. F.- To make assignments of goods. G.- To receive payments. H.- To file complaints and complaints in criminal matters and to withdraw them when the law allows it. II. General power for lawsuits and collections and acts of administration in labor matters, with all the general faculties and even with the special ones that according to the law require a power or special clause, in the terms of the first and second paragraphs of article two thousand five hundred fifty-four of the Civil Code for the Federal District and its correlative of the other Civil Codes of the States of the Mexican Republic and the Federal Civil Code, in accordance with articles eleven, six hundred ninety-two and seven hundred thirteen, of the Federal Labor Law, promoting,

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SE SECRETARY OF ECONOMY Public Registry of Commerce Mexico City Constitution of Society GOVERNMENT OF MEXICO CITY 202100223618003E Unique Document Number Name Last name Appointed as attorney(s) Second last name RFC/Birthdate Faculties A) General power of attorney for lawsuits and collections, with all general faculties and even with the special ones that, according to the law, require a special power or clause, in the terms of the first paragraph of article two thousand five hundred fifty-four of the Civil Code for the Federal District and its correlative of the other Civil Codes of the States of the Mexican Republic and the Federal Civil Code. Among other faculties, the following are mentioned enunciatively and not limitatively: I To initiate and withdraw from any type of proceedings, including amparo. II. To settle. III. To commit to arbitrators. IV. To absolve and articulate positions, V. To recuse. VI. To transfer assets. VII. To receive payments. VIII. To file complaints and accusations in criminal matters and to grant pardons when permitted by law. B) General power of attorney for administrative acts in the terms of the second paragraph of the aforementioned article. C) General power of attorney for acts of dominion, in accordance with the third paragraph of the same article. D) Power to grant and subscribe credit titles, in the terms of article nine of the General Law of Credit and Operations. E) Faculty to grant general or special powers and to revoke them, as well as to delegate to the attorneys designated, the power to have substitution faculties. F) Power as broad and fulfilled as required by law so that the attorneys, on behalf and representation of the society, process before the Secretariat of Finance and Public Credit the requests and notices before the Federal Register of Taxpayers, referred to in the Federal Fiscal Code and its regulations, file statements, issue certificates and documents, file provisional payment statements, provide information regarding their identity, domicile, and, in general, their tax situation, make payments, such as surcharges and fines, claim the return of undue payment of taxes, fees, and any other type of contributions, receive checks for the refund of undue payment of taxes, fees, and any other type of contributions, receive notifications, offer and provide evidence, as well as to file promotions and receive the replacement of the fiscal identification card or any documents that are necessary, as well as to carry out the processing, management, and obtaining of the Electronic Advanced Signature of the company before the Tax Administration Service, enjoying in this last case, and limited to such effect, a general power of attorney for administrative acts; and in all cases, the attorneys designated here will be authorized to carry out each and every one of the necessary and convenient procedures for such purposes. For the aforementioned purposes, the attorneys will have no limitation and may sign any type of public and private documentation. LIMITATION: The attorneys previously designated will exercise the faculties referred to in subparagraphs A), B), and F), and their respective substitution faculties referred to in subparagraph E), jointly or separately, and with respect to the faculties referred to in subparagraphs C) and D), and their respective substitution faculties referred to in subparagraph E)., they must act jointly, any two of the designated attorneys.

SE SECRETARY OF ECONOMY Public Registry of Commerce Mexico City Constitution of Society GOVERNMENT OF MEXICO CITY 202100223618003E Unique Document Number Name RENE ALBERTO Surname IBARRA Appointed representative(s): Surname JIMENEZ RFC/Date of birth Powers: A) General power of attorney for disputes and collections, with all general powers and even with special ones that require power or special clause, under the terms of the first paragraph of Article 2,554 of the Civil Code for the Federal District and its counterpart in the Civil Codes of the other States of the Mexican Republic and the Federal CM Code. Among other powers, the following are mentioned in an enumerative and not limiting manner: I. To initiate and withdraw all kinds of proceedings, including amparo. II. To settle disputes. III. To commit to arbitrators. IV. To absolve and articulate positions. V. To challenge. VI. To make assignments of property. VII. To receive payments. VIII. To file complaints and lawsuits in criminal matters and to grant forgiveness when permitted by law. B) General power of attorney for acts of administration under the terms of the second paragraph of the aforementioned article. C) General power of attorney for acts of ownership, in accordance with the third paragraph of the same article. D) Power of attorney to grant and subscribe to credit titles, under the terms of Article 9 of the General Law on Titles and Credit Operations. E) Authority to grant general or special powers of attorney and to revoke them, as well as to delegate to the representatives designated the power to substitute powers. F) As broad and complete power as required by law for the representatives, on behalf and in representation of the company, to process requests and notifications before the Secretariat of Finance and Public Credit, related to the Federal Taxpayer Registry, as referred to in the Federal Fiscal Code and its regulations, to file statements, issue certificates and documents, file provisional payment statements, provide information related to their identity, address, and in general, their tax situation, make payments, such as surcharges and fines, claim the return of improperly paid taxes, fees, and any other type of contributions. The representatives appointed here will be authorized to carry out all necessary and convenient procedures for this purpose, without any limitation. LIMITATION: The aforementioned representatives will exercise the powers referred to in Items A), B), and F), and their respective substitution powers referred to in Item E), jointly or separately, and as regards the powers referred to in Items C) and D), and their respective substitution powers referred to in Item E), they must act jointly with any two of the appointed representatives.

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The Secretary of Economy, Public Registry of Commerce, Mexico City, Constitution of Society, Government of Mexico City, 202100223618003E, Unique Document Number, First Name: (not specified), Last Name: (not specified), Appointee(s) Last Name: (not specified), RFC/Birth Date, Powers: A) General power of attorney for litigation and collection, with all general and special faculties that according to the law require power or special clause, under the terms of the first paragraph of Article 2554 of the Civil Code for the Federal District and its counterpart of the other Civil Codes of the States of the Mexican Republic and the Federal Chil Code. Among other faculties, the following are mentioned, enunciatively and not limitatively: I. To try and withdraw from all kinds of proceedings, including protection. II. To settle disputes. III. To commit to arbitration. IV. To absolve and articulate positions. V. To challenge. VI. To make assignments of property. VII. To receive payments. VIII. To file complaints and criminal complaints and to grant forgiveness when permitted by law. B) General power of attorney for acts of administration under the terms of the second paragraph of the aforementioned article. C) General power of attorney for acts of dominion, in accordance with the third paragraph of the same article. D) Power to grant and subscribe to credit titles, under the terms of Article Nine of the General Law of Titles and Credit Operations. E) Authority to grant general or special powers of attorney and to revoke both, as well as to delegate to the appointed representatives, so that they, in turn, can have powers of substitution. F) Power as broad and complied with as required by law so that the attorneys, on behalf and representation of the company, process before the Ministry of Finance and Public Credit, the requests and notices before the Federal Taxpayers' Registry, referred to in the Fiscal Code of the Federation and its regulation, issue statements and documents, present provisional payment declarations, provide information related to their identity, their domicile, and in general, their tax situation. Make payments, such as surcharges and fines, claim the refund of undue payments of taxes, duties, and any other type of contributions. Receive notifications, offer and provide evidence, as well as present promotions and receive the replacement of the tax identification card or any documents that may be necessary, as well as carry out the processing, management, and obtaining of the Advanced Electronic Signature of the company before the Tax Administration Service, enjoying in this last case and limited to that effect, a general power of attorney for acts of administration. In all cases, the appointed attorneys will be authorized to carry out each and every one of the procedures that are necessary and convenient for this purpose. For the purposes mentioned above, the appointed attorneys will have no limitation and may sign any type of documentation that is public and private. LIMITATION: The attorneys previously appointed will exercise the faculties referred to in subparagraphs A), B), and F), and their respective substitution faculties referred to in subparagraph E), jointly or separately, and as far as the faculties referred to in subparagraphs C) and D) and their respective substitution faculties referred to in subparagraph E) are concerned, they must act jointly, any two of the appointed attorneys. Page 7 of 10.

SECRETARY OF ECONOMY

Public Registry of Commerce

Mexico City

Company Formation

GOVERNMENT OF MEXICO CITY

202100223618003E

Unique Document Number

Name: MARIA TERESA

Last name: TATTERSFIELD

One or more attorneys were named:

Last name: YARZA

Tax ID/Date of birth: ---

Authorized powers:

A) General power for lawsuits and collections, with all the general and special powers that, according to the law, require power of attorney or special clause, in the terms of the first paragraph of article 2554 of the Civil Code for the Federal District and its corresponding provisions in the other Civil Codes of the States of the Mexican Republic and the Federal Civil Code. By way of example and not limited to, among other powers, the following are mentioned:

I. To attempt and desist from any kind of proceedings, including amparo.

II. To compromise.

III. To agree to arbitration.

IV. To absolve and articulate positions.

V. To recuse.

VI. To make assignments of property.

VII. To receive payments.

VIII. To file complaints and lawsuits in criminal matters and to grant pardons when permitted by law.

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B) General power for acts of administration in the terms of the second paragraph of the aforementioned article.

C) General power for acts of dominion, in accordance with the third paragraph of the same article.

D) Power to grant and subscribe to credit titles, in the terms of article nine of the General Law of Credit Titles and Operations.

E) Authority to grant general or specific powers of attorney and to revoke them, as well as to delegate them to the attorneys it designates, which can in turn have powers of substitution.

F) As broad and comprehensive a power as required by law for the attorneys, in the name and representation of the company, to process before the Secretary of Finance and Public Credit the requests and notices before the Federal Taxpayers' Registry, referred to in the Fiscal Code of the Federation and its regulations, to present statements, issue certificates and documents, present provisional payment statements, provide information related to their identity, domicile, and generally their tax situation, to make payments, such as surcharges and fines, claim the refund of undue payments of taxes, duties and any other type of contribution.

The attorneys designated herein will exercise the powers referred to in items A), B) and F) and their respective powers of substitution referred to in item E), jointly or separately, and for the powers referred to in items C) and D) and their respective powers of substitution referred to in item E), any two of the designated attorneys must act jointly.

SE SECRETARY OF ECONOMY Public Registry of Commerce Mexico City Incorporation of Company GOVERNMENT OF MEXICO CITY 202100223618003E Unique Document Number Name Last name The following person was appointed as attorney(s): Mother's last name RFC/Birthdate Powers A) General power of attorney for legal proceedings and collections, with all general powers and even with the special ones that, according to the law, require power of attorney or special clause, in the terms of the first paragraph of article two thousand five hundred fifty-four of the Civil Code for the Federal District and its counterpart of the other Civil Codes of the States of the Mexican Republic and the Federal Civil Code. Among other faculties, the following are mentioned: I.- To try and desist from all kinds of procedures, including protection. II.- To compromise. III.- To commit to arbitrators. IV.- To absolve and articulate positions. V.- To challenge. VI.- To make a transfer of goods. VII.- To receive payments. VIII.- To file complaints and criminal charges and to grant pardon when permitted by law. B) General power of attorney for acts of administration in the terms of the second paragraph of the aforementioned article. C) General power of attorney for acts of ownership, in accordance with the third paragraph of the same article. D) Power to grant and subscribe credit titles, in accordance with the ninth article of the General Law of Titles and Operations of Credit. E) Faculty to grant general or special powers of attorney and to revoke one and the other, as well as to delegate to the attorneys appointed by it, so that they may in turn have substitution faculties. F) As broad and comprehensive power as required by law so that the attorneys on behalf and representation of the company can process before the Secretariat of Finance and Public Credit the applications and notices before the Federal Registry of Taxpayers, referred to in the Federal Fiscal Code and its regulations, file declarations, issue certificates and documents, file provisional payment declarations, provide information related to their identity, domicile, and in general, about their tax situation, make payments, such as surcharges and fines, claim the refund of the undue payment of taxes, rights, and any other type of contributions, receive notifications, offer and present evidence, as well as to submit promotions and receive the replacement of the fiscal identification certificate or any documents that may be necessary, as well as to carry out the processing, management, and obtaining of the Advanced Electronic Signature of the company before the Tax Administration Service, enjoying in this latter case and limited to such effect, a general power of attorney for acts of administration; and in all cases, the attorneys designated herein shall be authorized to carry out each and every one of the necessary and convenient procedures for such purpose. For the aforementioned purposes, the attorneys shall have no limitation and may sign any type of documentation that is public and private. LIMITATION: The attorneys previously designated shall exercise the faculties referred to in clauses A), B), and F) and their respective substitution faculties referred to in clause E), jointly or separately, and as regards the faculties referred to in clauses C) and D) and their respective substitution faculties referred to in clause E), they must act jointly, any two of the attorneys appointed. Oversight body composed of: COMMISSIONER: RENÉ CALZADA MONTIEL. Authorization of name/ business name Permission of the Ministry of Foreign Affairs/ Ministry of Economy File Number/CUD No. A202107280915408169 Date: 28/07/2021 Registration data NCI 202100223618 Registration date Admission date 23/09/2021 04:32:55 T.CENTRO Office responsible Page 9 of 10

13

SECRETARY OF ECONOMY

Public Registry of Commerce

Mexico City

Company Constitution

GOVERNMENT OF MEXICO CITY

Unique Document Number 202100223618003E

Name: [not specified]

Last name: [not specified]

An attorney was appointed with the following name and information:

Last name: [not specified]

RFC/Date of birth: [not specified]

Powers:

General power of attorney for litigation and collections, with all the general and special powers that, according to the law, require a power of attorney or special clause, in accordance with the first paragraph of article 2,554 of the Civil Code for the Federal District and its equivalent in the other Civil Codes of the States of the Mexican Republic and the Federal Civil Code. Among other powers, the following are mentioned, enunciatively and not limitatively: I.- To initiate and desist from all kinds of proceedings, including amparo. II.- To settle. III.- To commit to arbitrators. IV.- To absolve and articulate positions. V.- To recuse. VI.- To dispose of property. VII.- To receive payments. VIII.- To file complaints and criminal complaints and to grant pardons when permitted by law.

General power of attorney for acts of administration in the terms of the second paragraph of the aforementioned article.

General power of attorney for acts of ownership, in accordance with the third paragraph of the same article.

Power to grant and subscribe to credit titles, in the terms of article nine of the General Law of Credit Titles and Operations.

Power to grant general or special powers and to revoke them, as well as to delegate to the attorneys appointed, that they may in turn have substitution powers.

Power as broad and complete as required by law so that the attorneys, on behalf and in representation of the company, may process before the Ministry of Finance and Public Credit the requests and notices before the Federal Taxpayers Registry, referred to in the Federal Fiscal Code and its regulations, submit statements, issue certificates and documents, present provisional payment declarations, provide information related to their identity, their domicile and in general on their tax situation, make payments, such as surcharges and fines, claim the refund of undue payment of taxes, fees and any other type of contribution, receive checks for the refund of undue payment of taxes, fees and any other type of contribution, receive notifications, offer and present evidence, as well as to submit promotions and receive the replacement of the tax identification card or any necessary documents as well as to carry out the processing, management and obtaining of the Advanced Electronic Signature of the company before the Tax Administration Service, enjoying in the latter case and limited to such effect, a general power of attorney for acts of administration; and in all cases, the attorneys appointed here will be authorized to carry out each and every one of the procedures that are necessary and convenient for this purpose. For the aforementioned purposes, the attorneys will have no limitation and may sign any type of documentation that is public and private. LIMITATION: The attorneys previously appointed will exercise the faculties referred to in sections A), B) and F) and their respective substitution faculties referred to in section E), jointly or separately, and as far as the faculties referred to in sections C) and D) and their respective substitution faculties referred to in section E) are concerned, they must act jointly any two of the appointed attorneys.

Supervision body formed by:

Comptroller: René Calzada Montiel.

Authorization of trade name / company name

Permission from the Ministry of Foreign Affairs / Ministry of

gob.mx ROSEA? SECRETARY OF ECONOMY - GENERAL DIRECTORATE OF MERCANTILE REGULATIONS 12 CITY

14

In accordance with Article 22 of the Regulation for the Authorization of the Use of Denominations and Business Names, societies or associations that use or intend to use a Business Name have the following obligations:

I. Respond for any damage, harm, or affectation that could be caused by the unauthorized or improper use of the Business Name granted through this Authorization, in accordance with the Foreign Investment Law and the Regulation for the Authorization of the Use of Denominations and Business Names.

II. Provide the Ministry of Economy with the information and documentation required in writing or through the System regarding the use of the Business Name granted through this Authorization, at the time it was reserved, during the time it is in use, and after the corresponding Notice of Release has been given.

The obligations established in the preceding sections must be included in the instrument by which the constitution of the Society or Association is formalized or the change of its Business Name.

This Authorization has a validity of 180 natural days from the date of its issuance and is granted without prejudice to the provisions of Article 91 of the Industrial Property Law.

Electronic Signature Original Chain of the public server issuing the opinion: 8536641 | GAJR740206766 | ROBERTO GARZON JIMENEZ | IT IS RESOLVED TO AUTHORIZE THE USE OF THE FOLLOWING BUSINESS NAME: "BRET CONSULTORES | DIMC520311EJ9 | MARIA DEL CARMEN GUADALUPE DIAZ MIRANDA | 28-07-2021

FISCAL IDENTIFICATION CARD OR BARZON © TREASURY AND SAT 3) TREASURY SAT FISCAL SITUATION CERTIFICATE RARA8409142B1 "ONDO A GERTO JESUS RAMREZ. Federal Taxpayer Registry REYES Name, denomination or business name IdCIF: 18070114787 VALIDATE YOUR TAX INFORMATION Taxpayer Identification Data RFC: RARA8409142B1 CURP: RARA840914HMCMYL04 First Name(s): ALBERTO JESUS First Surname: RAMIREZ Second Surname: REYES Start date of operations: APRIL 27, 2004 Status in the registry: ACTIVE Date of last status change: APRIL 27, 2004 Commercial name: Place and date of issue TEOLOYUCAN, MEXICO APRIL 7, 2021 RARA8409142B1 Location data: Postal code: 54770 Street name: CALLE NUEVO LEON Interior number: Locality name: State name: MEXICO Type of road: STREET Exterior number: 58 Neighborhood name: BARRIO TLATENCO Name of the municipality or territorial demarcation: TEOLOYUCAN Between street: CALLE ZITACUARO GOVERNMENT OF MEXICO COMER Page (1) of [3] Contact Av. Hidalgo 77. col. Guerrera, cp. 06300, Mexico City Telephone attention: 627 22 728 from Mexico City, 001 (55) 627 22 728 from the rest of the country, and from the US and Canada 1 877 44 80 726, or email denuncias@sar.gob.mx.

CATEGORY 015200 Street: CALLE MONTERREY Tol. Eljó Lada: 503 33 31 F Psi Earnings Economic Activities: Order Number: 914-5460 Economic Activity Environmental Consulting Independent Artists and Technicians Singers and Musical Groups 80 Percentage Start Date 02/07/2018 02/07/2018 02/07/2018 End Date Regimes: Regime Regime of Individuals with Business and Professional Activities Salary and Wages and Assimilated Income Regime Start Date 08/20/2010 01/01/2017 End Date Obligations: Description of Obligation Annual income tax return. Individuals. Informative VAT return with the annual ISR Monthly definitive payment of VAT Declaration of VAT suppliers Monthly provisional payment of ISR for professional services Regime of Business and Professional Activities Description Due date No later than April 30 of the following year. Together with the annual declaration of the year. No later than the 17th day of the month immediately following the corresponding period. No later than the last day of the month immediately following the corresponding period. No later than the 17th day of the month immediately following the corresponding period. Start date 08/20/2010 End date 08/20/2010 08/20/2010 08/20/2010 08/20/2010 Your personal data is incorporated and protected in the SAT systems, in accordance with the Personal Data Protection Guidelines and various tax and legal provisions on confidentiality and data protection, in order to exercise the powers conferred on the tax authority. If you wish to modify or correct your personal data, you can go to any Tax Services Module and/or through the address http://sat.gob.mx.

Title: GOVERNMENT OF MEXICO COTMER

Contact: Av. Hidalgo 77, Guerrero neighborhood, zip code 06300, Mexico City

Telephone attention: 627 22 728 from Mexico City or 01 (55) 627 22 728 from the rest of the country

From the United States and Canada: 1 877 44 88 723

Email: denuncias@sat.gob.mx

15

SINTEXTO

Title: TAX IDENTIFICATION CERTIFICATE

Hacienda SAT

Federal Taxpayers Registry (RFC) registration

Name: RENE ALBERTO IBARRA JIMENEZ

IDCIF: 16020291506

RFC: IAJR860514JD3

CURP: IAJR860514HDFBMN02

First name(s): RENE ALBERTO

Last name: IBARRA JIMENEZ

Starting date of operations: SEPTEMBER 19, 2013

Status in the registry: ACTIVE

Last change of status: SEPTEMBER 19, 2013

Commercial name: RENE ALBERTO IBARRA JIMENEZ

Location data: Postal code: 07270

Valid address: 20

Interior number: DEPTO 003

Locality name:

Federal entity: MEXICO CITY

Hacienda SAT

Certificate of Fiscal Status

Place and date of issue: GUSTAVO A MADERO, MEXICO CITY, JULY 5, 2021

Viality type: ANDADOR

Exterior number: BUILDING 18, ENTRANCE B

Neighborhood name: U. HAB. ACUEDUCTO DE GUADALUPE

Municipality or territorial demarcation name: GUSTAVO A MADERO

Between street: CALLE BRISAS

Title: GOVERNMENT OF MEXICO COFFMER

Contact: Av. Hidalgo 77, Guerrero neighborhood, zip code 06300, Mexico City

Telephone attention: 627 22 728 from Mexico City or 01 (55) 627 22 728 from the rest of the country

From the United States and Canada: 1 877 44 88 728

Email: denuncias@sat.gob.mx

SINTEXTO

Title: ACTIVITIES ECONOMICS

Order 422

City: S

Economic activity: Salaried

Service: Environmental consulting

Email: antares_86@hotmail.com

Numbers: 53898582, 552/272-2553

Percentage: 180, 40

Starting date: 01/07/2021

Regimes:

16

Wages and Salaries and Income Assimilated to Salaries

Individuals with Business and Professional Activities

Starting date: 19/09/2013, 01/07/2021

Obligations:

Annual income tax return. Individuals

VAT supplier declaration

Monthly provisional payment of income tax for professional services. Business and Professional Activities Regime

Monthly definitive payment of VAT

Due date: no later than April 30 of the following year, no later than the last day of the immediate month after the corresponding period, no later than the 17th day of the immediate month after the corresponding period, no later than the 17th day of the immediate month after the corresponding period

I Calle: BOULEVARD DEL TEMOLUdO Telephone: 63) Fixed Telephone Code: 63) Mobile Telephone Code: 04 2. Economic Activities. Order 422 CIUDAS S Salaried Economic Activity: Environmental Consulting Email: antares_86@hotmail.com Number: 53898582 Number: 552/272-2553 Percentage Start Date 180 01/07/2021 40 01/07/2021 End Date Regimes: Regime Salary and Wage Earners and Assimilated Salaries Regime for Individuals with Business and Professional Activities Start Date 19/09/2013 01/07/2021 End Date Obligations: Obligation Description Annual Income Tax Return. Individuals. VAT supplier declaration Monthly provisional payment of ISR for professional services. Business and Professional Activities Regime Monthly definitive payment of VAT. Description Due date No later than April 30 of the following year. No later than the last day of the immediately subsequent month to the corresponding period. No later than the 17th of the immediate month subsequent to the corresponding period. No later than the 17th of the immediate month subsequent to the corresponding period. Start Date End Date 01/07/2021 01/07/2021 01/07/2021 01/07/2021 Your personal data is incorporated and protected in the SAT systems, in accordance with the Personal Data Protection Guidelines and various tax and legal provisions on confidentiality and data protection, in order to exercise the powers conferred on the tax authority. If you wish to modify or correct your personal data, you can go to any Tax Services Module and/or through the address http://sat.gob.mx "Corruption has consequences, report it." If you know of any possible act of corruption or crime, file a complaint or report it through: www.sat.gob.mx, denuncias@sat.gob.mx from Mexico: 01 (55) 8852 2222, from abroad: 1 844 28 73 803, SAT mobile or www.got.mx/sfr". Original Chain Stamp: Digital Stamp: 112021/07/05IAJR860514JD3ITAX SITUATION CERTIFICATE|200001088888800000031|1 wMg9JReskd2d6HHdw/Hd7G3W4ruXVLKWIfoOebPI/XWimEvbfZ40AzZKPPNg6iRbdo9ykhPeV/wu7IcINFOvA6U GCbFAw1uCsY2WRnCW44x6d27ewGA2kp4gypPuMTOCovFQJkGYhHmpqmzkWAXbdpoLVOq+/WYIZJPD31Q O8Ak= Page (2] of [3) GOVERNMENT OF MEXICO COFRMER Contact Av. Hidalgo 77, col. Guerrera cp. 06300. Mexico City Phone number: 627 22 728 from Mexico City or 01 (55) 627 22 728 from the rest of the country. From the United States and Canada, call 1 877 44 88 728 denuncias@sat.gob.mx.

SINTEXTO

LOOKING FOR IF SHOAD DE NEASO NOTARY 242 Page (3] of [31 GOVERNMENT OF MEXICO COIMER Contact Av. Hidalgo 77, col. Guerrera cp. 06300, Mexico City Phone number: 627 22 728 from Mexico City or 01 (55) 627 22 728 from the rest

100796 + Bab.mx (SECRETARY OF ECONOMY - GENERAL DIRECTORATE OF MERCANTILE REGULATION) IN RECEIPT OF NOTICE OF USE

Unique Document Key (CUD) C202108060909103729

Resolution

Through this document and based on the provisions of Articles 15, 16, and 16A of the Foreign Investment Law; Article 34, Fraction XII bis of the Federal Organic Law of Public Administration; Article 69 C Bis of the Federal Law of Administrative Procedure; Article 38, fractions XXII and XXIV of the Internal Regulation of the Ministry of Economy, and Article 24 of the Regulation for the Authorization of Use of Denominations and Business Names, it is certified that, on the date and time indicated in the electronic signatures section below, the NOTICE OF USE OF THE FOLLOWING BUSINESS NAME OR TRADE NAME was received for the purposes of Article 24 of the Regulation for the Authorization of Use of Denominations and Business Names, on behalf of ROBERTO GARZON JIMENEZ: BRET CONSULTORES.

17

The terms with initial capital letters contained in this document will have the meaning attributed to them in the Regulation for the Authorization of Use of Denominations and Business Names, regardless of whether they are used in the singular or plural.

MEXICO COFFMER SE

Contact: Alfonso Reyes No. 30, Col. Hipódromo Condesa, Del. Cuauhtémoc, Ciudad de México

Switchboard: (55) 5729-9100

Unique Document Key: C202108060909103729

Foreign Affairs 2021

Office of the Secretary

General Directorate of Legal Affairs

Mexico City, August 24, 2021

LIC. MARCO RUIZ AGUIRRE

NOTARY PUBLIC NUMBER 229 IN MEXICO CITY

In accordance with Article 14 of the Regulation of the Foreign Investment Law and the National Registry of Foreign Investments, the Article 27 Constitutional Permit Directorate of the General Directorate of Legal Affairs acknowledges receipt of the notice of Foreigner Agreement Celebration passed before their presence in the constitution of the following legal entity:

DENOMINATION: BRET CONSULTORES SAPI DE CV

PUBLIC DEED / POLICY NO.: 100796

DATE OF CONSTITUTION: August 2, 2021

Sincerely,

THE FIDUCIARY SUBDIRECTOR

LIC. JOSÉ ANTONIO SORIANO TRINIDAD

SECRETARY OF ECONOMY FOREIGN RELATIONS

ADMISSION CLAUSE FOR FOREIGNERS

ARTICLE 27 CONSTITUTIONAL PERMIT DIRECTOR

GENERAL DIRECTORATE OF LEGAL AFFAIRS

SECRETARY OF FOREIGN RELATIONS

Mexico City, August 2, 2021

In accordance with the provisions of Article 27, section I of the Political Constitution of the United Mexican States and Article 14 of the Regulation of the Foreign Investment Law and the National Registry of Foreign Investments, I notify you that on August 2, 2021, the legal entity "BRET CONSULTORES", ANONYMOUS VARIABLE CAPITAL INVESTMENT PROMOTING COMPANY", was constituted, in accordance with the authorization of the Ministry of Economy "A202107280915408169", dated 07/28/2021, before the presence of Lic. Marco Antonio Ruiz Aguirre, Notary Public No. 229, of Mexico City. Likewise, I inform you that the admission clause for foreigners was included in said instrument, having agreed the current or future partners before my presence to be considered as nationals in terms of the provisions of Article 14 of the Regulation of the Foreign Investment Law and the National Registry of Foreign Investments.

Name of Notary: LIC. MARCO ANTONIO RUIZ AGUIRRE

Address: JUAN SALVADOR AGRAZ No. 40. PISO 9, COL. SANTA FE DELEGACIÓN CUAJIMALPA, C.P. 05348, CD DE MÉXICO

Phone: 11-05-02-29 11-05-02-42

LIC. MARCO ANTONIO RUIZ AGUIRRE, NOTARY 229 OF CDMX

Signature and seal of Notary Public

Published in the Official Gazette of the Federation on June 15, 2012

18

Document 3:

Declaration of notaries and other public officials

Omission of submission of application for registration or notices of liquidation or cancellation of legal entities

SAT 610 GAR20M RFC:

Name: RUAM671215GFO Z MARCO ANTONIO RUIZ AGUIRRE

Type of declaration with declaration period

Operation number: 210020093677

City of normal operation

Exercise: 2021

Date and time of presentation: 02/09/2021 15:48

OPERATION DATA

DEED NUMBER

DATE OF SIGNING OF DEED

TYPE OF OPERATION

[100796

08/02/2021

INCORPORATION

CORPORATE NAME OR TRADE NAME

19